Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

October 29, 2019

Opko Health, Inc.

4400 Biscayne Blvd.

Miami, FL 33137

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to OPKO Health, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 50,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), pursuant to (i) the Registration Statement on Form S-3 (File No. 333-229400) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 29, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, and (ii) the Company’s prospectus supplement dated October 24, 2019 filed on October 25, 2019 with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus.

With respect to the opinion set forth below, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies, of the following:

A.	the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Charter”);

B.	the Amended and Restated Bylaws of the Company, as amended to date;

C.	the Shelf Registration Statement;

D.	the Prospectus;

E.

the Underwriting Agreement, dated October 24, 2019, by and among the Company, Jefferies LLC, Piper Jaffray & Co. and Guggenheim Securities, LLC, acting as representatives of the several underwriters listed on Schedule A therein;

G.

the resolutions of the board of directors of the Company and the pricing committee of the board of directors of the Company relating to the Prospectus and the transactions in connection therewith and the authorization of the issuance and sale of the Shares; and

OPKO Health, Inc.

October 29, 2019

H.	such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner and under the terms described in the Shelf Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal laws of the United States. Further, our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Shares, which is incorporated by reference in the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP